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                                                               EXHIBIT 99.g(vi)

                        THE HARTFORD MUTUAL FUNDS, INC.

October 30, 2000

State Street Bank and Trust Company
801 Pennsylvania Ave.
Kansas City, MO 64105

Re: The Hartford Mutual Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Hartford Mutual Funds, Inc. (the "Fund") has established three new series of shares to be known as The Hartford Global Communications Fund, The Hartford Global Financial Services Fund and The Hartford Growth Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of July 15, 1996, as amended, by and between the Fund (formerly known as ITT Hartford Mutual Funds, Inc.) and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for both aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                               THE HARTFORD MUTUAL FUNDS, INC.
                               on behalf of:
                               The Hartford Global Communications Fund
                               The Hartford Global Financial Services Fund
                               The Hartford Growth Fund

                               By:    /s/ David M. Znamierowski
                                     -----------------------------------
                               Name: David M. Znamierowski
                                     -----------------------------------
                               Title: President, Duly Authorized
                                      ----------------------------------
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Kenneth A. Bergeron
      ---------------------------------
Name: Kenneth A. Bergeron
      ---------------------------------
Title: Sr. V.P., Duly Authorized
       --------------------------------

Effective Date: October 30, 2000